AMENDMENT NUMBER 2 TO
                         TRANSFER AND ADMINISTRATION AGREEMENT


                         AMENDMENT NUMBER 2 TO TRANSFER AND ADMINISTRA-
               TION AGREEMENT (this "Amendment"), dated as of May 11, 1994, between LADD FURNITURE, INC., a North Carolina corporation, as transferor (in such capacity, the "Trans-feror") and as collection agent (in such capacity, the "Collection Agent"), CLAYTON-MARCUS COMPANY, INC., a North Carolina corporation, BARCLAY FURNITURE CO., a Mississippi corporation, LADD TRANSPORTATION, INC., a North Carolina corporation (together, the "Designated Subsidiaries"), PILLIOD FURNITURE, INC., a North Carolina corporation ("Pilliod") and ENTERPRISE FUNDING CORPORA-TION, a Delaware corporation (the "Company") amending that certain Transfer and Administration Agreement dated as of January 28, 1994 among the Transferor, the Desig-nated Subsidiaries and the Company, as amended or supple-mented to the date hereof (the "Transfer and Administra-tion Agreement").

                         WHEREAS, the Transferor has requested that the
               Company agree to add Pilliod as a "Designated Subsidiary" under and as defined in the Transfer and Administration Agreement;

                         WHEREAS, the Transferor has requested that the
               Company agree to an increase in the Maximum Net Invest-ment; and

                         WHEREAS, on the terms and conditions set forth
               herein, the Company is willing to amend the Transfer and Administration Agreement to provide for the addition of Pilliod as a "Designated Subsidiary" under and as defined in the Transfer and Administration Agreement and to increase the Maximum Net Investment.

                         NOW, THEREFORE, the parties hereby agree as
               follows:

                         SECTION 1.  Defined Terms.  As used in this
               Amendment capitalized terms have the same meanings as-signed thereto in the Transfer and Administration Agree-ment.

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                         SECTION 2.   Addition of Pilliod as a Designat-
               ed Subsidiary. The Transfer and Administration Agreement is hereby amended to add Pilliod as a party thereto as a Designated Subsidiary. Pilliod agrees to perform each and every obligation under the Transfer and Administra-tion Agreement required to be performed thereunder by a Designated Subsidiary, either individually or jointly and severally, whether such obligations relate to Pilliod as a Designated Subsidiary per se or to Receivables origi-nated by Pilliod. The Company hereby consents to the addition of Pilliod as a Designated Subsidiary.

                         SECTION 3. Increase of Maximum Net Investment. The Maximum Net Investment is hereby increased to $40,000,000.

                         SECTION 4.  Representations and Warranties.
               The Transferor hereby makes to the Company, on and as of the date hereof, all of the representations and warran-ties set forth in Section 3.1 of the Transfer and Admin-istration Agreement.

                         SECTION 5. Conditions Precedent. This amend-ment shall not become effective until the Company shall have received the following:

                                   (a)  a copy of a fully executed
                    amendment to the Purchase Agreement adding Pilliod as a Designated Subsidiary thereunder;

                                   (b)  a copy of the resolutions of the
                    Board of Directors of Pilliod, certified by its Secretary, approving this Amendment and the other documents to be delivered by it hereunder;

                                   (c)  the charter of Pilliod, certi-
                    fied by the Secretary of State or other similar official of its jurisdiction of incorporation.

                                   (d)  a Good Standing Certificate for
                    Pilliod, issued by the Secretary of State of its jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is mate-rial to the transaction contemplated by the Transfer and Administration Agreement;

                                   (e)  Copies of proper financing
                    statements (Form UCC-1), dated a date reasonably near to the date of this Amendment naming Pilliod as debtor and the Transferor as secured party and show-ing the Company as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Compa-ny desirable under the UCC of all appropriate juris-dictions or any comparable law to perfect the Trans-feror's ownership interest in all Receivables origi-nated by Pilliod;


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                                   (f)  a Certificate of the Secretary
                    of Pilliod, certifying, among other things, (i) the names and signatures of the officers authorized on its behalf to execute this Amendment and any other documents to be delivered by it hereunder (on which Certificate the Company may conclusively rely until such time as the Company shall receive from Pilliod a revised Certificate meeting the requirements of this clause (f)(i)) and (ii) a copy of Pilliod's By-Laws;

                                   (g)  An opinion of counsel to each of
                    the Transferor, each Designated Subsidiary and Pilliod with respect to certain corporate matters and the enforceability of the Agreement as amended hereby in form and substance acceptable to the Company;

                                   (h)  A computer tape setting forth
                    all Receivables originated by Pilliod and the Out-standing Balances thereon as of the close of busi-ness on May 9, 1994 and such other information as the Administrative Agent may reasonably request; and

                                   (i)  Receipt by the Administrative
                    Agent of the upfront commitment fee described in the Fee Letter.

                         SECTION 6.  Post Closing Conditions.  (a)
               Within 30 days of the date hereof, the Transferor shall deliver to the Company, with respect to Pilliod, either
               (i) a certificate of qualification as a foreign corpora-tion issued by the Secretary of State or other similar official of Illinois or (ii) a legal opinion, reasonably acceptable to the Company, of counsel admitted to prac-tice in such state substantially to the effect that such qualification is not required.

                              (b)  Within 16 days of the date hereof,
               the Transferor shall deliver to the Company certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties accept-able to the Company) dated a date reasonably near the date of this Amendment listing all effective financing statements which name Pilliod (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (e) of Section 5 above together with copies of such financing statements. In the event that any of such financing statements shall cover any Receivables origi-nated by Pilliod, the date such request for information or similar report is delivered or, if such Request or report is not delivered by the opening of business on the 17th day after the date hereof, on such 17th day, the Net Receivable Balance shall be automatically reduced by the aggregate Outstanding Balance of the Receivables origi-nated by Pilliod, and the Transferor shall, on such date, pay to the Company an amount equal to the reduction in the Net Investment required in order to cause the Per-centage Factor to be equal to 95% after giving effect to such payment. If such financing statement (and any lien or interest evidenced thereby) is released or terminated and the Receivables originated by Pilliod are otherwise eligible to be included in the Net Receivable balance thereafter, such Receivables may be included in the Net Receivable Balance.

                         SECTION 7. Ratios and Reserves. Loss, dilu-tion and delinquency data with respect to Receivables originated by Pilliod with respect to periods prior to May 1, 1994 will not be included, and from and after May 1, 1994 will be included, in the calculation of the Dilu-tion Reserve or the Loss Reserve under the Transfer and Administration Agreement or taken into account in deter-mining whether a Termination Event under Section 7.1(l) (Dilution Ratio), 7.1(m) (Loss to Liquidation Ratio) or 7.1(n) (Delinquency Ratio) of the Transfer and Adminis-tration Agreement has occurred.


                         SECTION 8. Accuracy of Information. Pilliod and the Transferor, jointly and severally, hereby repre-sent and warrant to the Company that all information heretofore furnished by the Transferor or Pilliod to the Company or the Administrative Agent for purposes of or in connection with this Amendment, the Receivables originat-ed by Pilliod, Pilliod's credit and collection policies or any transaction contemplated hereby is true and accu-rate in every material respect on and as of the date such information is stated or certified.

                         SECTION 9. Costs and Expenses. The Transferor shall pay all of the Company's and the Administrative Agent's cost and expenses (including out of pocket ex-penses and reasonable attorneys fees and disbursements) incurred by them in connection with the preparation, execution and delivery of this Amendment, not to exceed $4,000.

                         SECTION 10.  Governing Law.  THIS AMENDMENT
               SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                         SECTION 11. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenfo-rceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unen-forceable such provision in any other jurisdiction.

                         SECTION 12. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions here-of.

                         SECTION 13. Ratification. Except as expressly affected by the provisions hereof, the Transfer and Administration Agreement as amended shall remain in full force and effect in accordance with its terms and rati-fied and confirmed by the parties hereto. On and after the date hereof, each reference in the Transfer and Administration Agreement to "this Agreement", "hereun-der", "herein" or words of like import shall mean and be a reference to the Transfer and Administration Agreement as amended by this Amendment.

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                 [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                         IN WITNESS WHEREOF, the parties hereto have
               executed and delivered this Amendment as of the date first written above.


                                        ENTERPRISE FUNDING CORPORATION,
                                          as Company


                                        By:
                                            Name:
                                            Title:


                                        LADD FURNITURE, INC.,
                                          as Transferor and Collection
                                          Agent


                                        By:
                                           Name:
                                           Title:


                                        CLAYTON-MARCUS COMPANY, INC.


                                        By:
                                           Name:
                                           Title:


                                        BARCLAY FURNITURE CO.


                                        By:________________________
                                           Name:
                                           Title:

                                        LADD TRANSPORTATION, INC.


                                        By:
                                           Name:
                                           Title:



                                        PILLIOD FURNITURE, INC.


                                        By:
                                           Name:
                                           Title: